UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Today our board of directors appointed Julie S. England as a Class II director with a term expiring in 2017, to be effective upon approval from the United States Defense Security Service (“DSS”), pursuant to the Special Security Agreement between TTM Technologies, Inc. and DSS. After Ms. England’s appointment the size of TTM’s Board will consist of 10 directors, seven of whom are independent under Nasdaq rules.

There was no arrangement or understanding pursuant to which Ms. England was appointed as a director, and since the beginning of our last fiscal year there have been no related party transactions between Ms. England and our company.

Ms. England is presently retired. Prior to her retirement in 2009, she served in various capacities with Texas Instruments Inc., most recently as Vice President and General Manager of Radio Frequency Identification (RFID) division. She also served as Vice President of a microprocessor division from 1998 to 2004 and as Vice President of Quality for the Semiconductor Group from 1994 to 1998. Earlier, she held various engineering, manufacturing, quality and business management positions. Ms. England is an experienced independent corporate director serving on both private and public companies in the USA and Europe. Since 2014, Ms. England has served as a director of Smartrac Technology Group, N.V. From 2010 until its acquisition by CCL Industries in May 2016, she served as a director of Checkpoint Systems, Inc. and chaired its Governance Committee. Ms. England served as a director of the Federal Reserve Bank of Dallas from 1997 to 2003 and as a director of Intelleflex Corporation from 2010 to 2013. Ms. England is currently serving on the Board of Trustees of the Georgia O’Keeffe Museum and the North Texas Chapter of the National Association of Directors. She has served on trade associations in the electronics industry including the American Electronics Association and AIM Global. Ms. England holds a Bachelor of Science degree in Chemical Engineering and graduate studies in business from Texas Tech University complemented with executive education at Harvard University and Stanford University.

Our board of directors has determined that Ms. England will be an independent director. Ms. England was nominated to the board of directors because of her extensive background in the technology industry and her experience serving on both private and public companies in the USA and Europe, particularly her corporate governance experience.

On October 5, 2016, we issued a press release announcing the conditional appointment of Ms. England to our board of directors. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: October 5, 2016	By:	/s/ Daniel J. Weber
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated October 5, 2016

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